SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 5, 2004

          AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P..

(Exact name of registrant as specified in its charter)

      Delaware                000-32227

(State of Formation) (Commission File Number)

                 39-1965590

(IRS Employer Identification Number)

     1004 Farnam Street, Suite 400

                    Omaha, NE                                   68102

(Address of principal executive offices) (Zip Code)

                    (402) 444-1630

(Registrants' telephone number, including area code)

               Not applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release, dated March 5, 2004, announcing the registrant's results of operations for the year and quarter ended December 31, 2003.

Item 12. Results of Operations and Financial Condition.

The information contained in this Current Report, including the exhibit referenced in Item 7 above, is being "furnished" pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K and, as such, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On March 5, 2004, America First Real Estate Investment Partners, L.P. (the "Company") issued a press release announcing its results of operations for the year and quarter ended December 31, 2003. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST REAL ESTATE INVESTMENT PARTNERS, L.P.

By /s/ Mark A. Hiatt

Mark A. Hiatt, Chief Financial Officer

March 5, 2004

NEWS RELEASE FOR IMMEDIATE RELEASE

MARCH 5, 2004 NASDAQ: AFREZ

CONTACT: Maurice E. Cox

(800) 283-2357

America First Real Estate Investment Partners, L.P. (NASDAQ:AFREZ) announced 2003 Funds from Operations

America First Real Estate Investment Partners, L.P. (NASDAQ:AFREZ) announced 2003 Funds from Operations ("FFO") of $ 6,259,535 or $.91 per unit compared to 2002 FFO of $6,168,778 or $.90 per unit. AFREZ also reported net income of $8,322,484 or $1.21 per unit compared to 2002 net income of $2,669,014 or $.39 per unit. The increase in 2003 net income is primarily due to AFREZ's $6.1 million share of the gain on the August 2003 sale of Crane's Landing Apartments. The primary differences between AFREZ's FFO and net income are depreciation expense and, in 2003, the equity in the gain on the sale of the Crane's Landing Apartments. A reconciliation of net income to FFO is included at the end of this release.

FFO for the fourth quarter of 2003 was $1,466,665 or $0.21 per unit compared to $1,858,323 or $ 0.27 per unit for the fourth quarter of 2002. The decrease in FFO in 2003 was primarily a result of significant increases in operating expenses at several of our properties, in particular real estate taxes and property maintenance, while rents remained static. Net income for the fourth quarter was $304,774 or $0.04 per unit compared to $864,019 or $0.13 per unit for the same period in 2002.

AFREZ's annual distribution to unitholders was $.70 per share in 2003, compared to $.65 per unit in 2002. Based upon the December 31, 2003 trading price of $9.14, the 2003 distribution calculates to an annual return of 7.65%. The Fund's first quarter 2004 distribution of $.175 per unit will be paid on April 30, 2004, to owners of record as of March 31, 2004.

As previously reported, AFREZ has entered into a merger agreement with America First Apartment Investors, Inc. (NASDAQ:APRO). The proposed merger, which is subject to approval by both AFREZ and APRO equity holders, will result in APRO acquiring the assets of AFREZ, in exchange for APRO common stock and cash.

Lisa Y. Roskens, America First CEO, said "We are very pleased with the stability of AFREZ's operating results during this difficult period for the multifamily industry. We continue to focus on attracting and retaining tenants and improving our properties while dealing with the current record pace of home buying. The acquisitions we made during 2002 were instrumental to maintaining our FFO growth in 2003. We believe the proposed merger with America First Apartment Investors, Inc. will provide significant benefits, most particularly, enhancing our ability to continue our growth."

America First Real Estate Investment Partners, L.P. is a publicly traded limited partnership focused on the ownership of multifamily real estate and related investments. Including a recent January 2004 acquisition, AFREZ owns a total of 14 properties containing a total of 2,738 units. For additional information, contact our Investor Relations Department at 1-800-239-8787. You may also obtain information about AFREZ and APRO by visiting the America First website at http://www.am1st.com/">www.am1st.com.

Reconciliation of Net Income to Funds from Operations

Funds from Operations ("FFO") represent net income computed in accordance with accounting principles generally accepted in the United States of America ("GAAP") less extraordinary items, gain or loss on disposition of real estate assets plus depreciation related to real estate and adjustment for the Operating Partnerships to reflect FFO on the same basis. This definition of FFO is in accordance with the National associated of Real Estate Investment Trust's recommended definition.

The Fund's capitalization policy for its real estate improvements has a significant effect on its FFO. Real estate costs that are accounted for as expenses are a deduction in FFO. Alternatively, real estate costs that are capitalized are not an expense that is deducted, but are depreciated and the related depreciation expense is added back to FFO. The Fund's capitalization policy is to treat most recurring capital improvements, such as appliances, vinyl flooring and carpet as expenses, and this may cause the Fund's reported FFO to be lower than peer companies that capitalize improvements of these types.

The Fund believes that FFO is helpful in understanding its operation performance in that FFO excludes deprecation expenses on real estate assets. The Fund believes that GAAP historical depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not decrease predictably over time, as historical cost depreciation implies. The Fund's calculation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and accordingly, may not be comparable to such others. FFO should not be considered as an alternative to net income or net cash flows from operating activities. The following table sets forth a reconciliation of the Fund's net income as determined by GAAP with its FFO for the periods set forth below:

 196:

	For the	For the	For the Three	For the Three
	Year Ended	Year Ended	Months Ended	Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002

Net income	$8,322,484	$2,669,014	$304,774	$864,019
Gain on sale of real estate in
Operating Partnership	(6,113,099)	-	-	-
Share of Operating Partnership
depreciation expense	165,264	250,404	165,264	62,601
Depreciation	3,884,886	3,249,360	996,627	931,703

Funds from operations	$6,259,535	$6,168,778	$1,466,665	$1,858,323

Weighted Average
Units Outstanding	6,797,055	6,797,055	6,797,055	6,797,055

Information contained in this Press Release contains "forward-looking statements" relating to, without limitation, future performance, plans and objectives of management for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate," or "continue," or the negative thereof or other variations thereon or comparable terminology. Several factors with respect to such forward-looking statements, including certain risks and uncertainties, could cause actual results to differ materially from those in such forward-looking statements.